UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 23, 2012

LSB Financial Corp.
(Exact Name of Registrant as Specified in Its Charter)

Indiana	0-25070	35-1934975
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Main Street, Lafayette, Indiana		47901
(Address of Principal Executive Offices)		(Zip Code)

(765) 742-1064
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Election of New Director.  On July 23, 2012, the Board of Directors of LSB Financial Corp. (“Company”) elected Sarah R. Byrn as a member of the Board of Directors, to serve with the class of directors whose terms expire in 2013.  There are no arrangements or understandings between Ms. Byrn and any other person pursuant to which she was elected as a director.  Ms. Byrn was also appointed to the Audit Committee and the Compensation Committee of the Board.

In connection with her election to the Board, Ms. Byrn was granted 3,750 stock options at an exercise price of $18.49.  These options will vest in 20% increments commencing on July 23, 2013, the first anniversary of the date of grant, and continuing on each of the four anniversaries thereafter.  The options expire in ten years.

Ms. Byrn is currently President of Improved Pharma, LLC (West Lafayette, Indiana).  From 2010 to 2012 she served as Chief Executive Officer of Family Services, Inc. (a non-profit organization in Lafayette, Indiana which helps individuals improve their quality of life) and from 2006 to 2009 she served as Vice President of Scientific Operations, a division of Aptuit, Inc., a pharmaceutical services company located in West Lafayette, Indiana.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: July 24, 2012	LSB Financial Corp.

	By:	/s/ Mary Jo David
Mary Jo David, Treasurer (Principal Financial and Accounting Officer)